Exhibit 10.1

AMENDMENT NO. 1
TO SUBSCRIPTION AGREEMENT

This AMENDMENT NO. 1 TO SUBSCRIPTION AGREEMENT (this “Amendment”) is dated as of June 22, 2018, by and among Sarissa Capital Domestic Fund LP, a Delaware limited partnership (“Sarissa Domestic”), Sarissa Capital Offshore Master Fund LP, a Delaware limited partnership (together with Sarissa Domestic, the “Investors”) and Apricus Biosciences, Inc., a Nevada corporation (the “Company”). The Investors and the Company are each referred to herein by name or, individually, as a “Party” or collectively, as “Parties.”

WHEREAS, the Parties have previously entered into that certain Subscription Agreement, dated as of January 12, 2016 (the “Agreement”);

WHEREAS, concurrently with this Amendment, the Parties are entering into an amendment to the currently outstanding warrants to purchase shares of the Company’s common stock held by the Investors to, among other things, reduce the exercise price of such warrants (the “Warrant Amendment”); and

WHEREAS, the Parties desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein below and other good and valuable consideration, the receipt and legal sufficiency of which are hereby mutually acknowledged, the Investors and the Company hereby agree as follows:

1. Capitalized Terms. Unless otherwise specified in this Amendment, all terms herein shall have the same meanings ascribed to them in the Agreement.
2. Amendments.
(a)    The Parties hereby amend and restate in its entirety Section 19 of Annex I of the Agreement as follows:
“19    [Reserved].”
(b)    The Parties hereby amend and restate in its entirety Section 20 of Annex I of the Agreement as follows:
“20.     Termination of Covenants under Prior Subscription Agreement. Upon execution of this Agreement by the Company and the Investors, Sections 17, 18, and 19 of that certain Subscription Agreement between the Company and the Investors dated February 10, 2015 (the “Prior Subscription Agreement”), shall thereafter be of no further force or effect.”

3. No Other Amendment. Except for the matters set forth in this Amendment, all other terms of the Agreement shall remain unchanged and in full force and effect.

4. Governing Law. This Amendment shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Amendment shall be governed by, the laws of the State of New York, except for its conflicts of law provisions.
5. Counterparts. This Amendment may be executed in the original or by facsimile in two or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument.
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IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be executed by its duly authorized representatives.

SARISSA CAPITAL DOMESTIC FUND LP
By: Sarissa Capital Fund GP LP, its general partner

By:    /s/ Mark DiPaolo
Name: Mark DiPaolo
Title: Authorized Person
Address: 660 Steamboat Road, 3rd Floor
Greenwich, CT 06830

SARISSA CAPITAL OFFSHORE MASTER FUND LP
By: Sarissa Capital Offshore Fund GP LLC, its general partner

By:    /s/ Mark DiPaolo
Name: Mark DiPaolo
Title: Authorized Person
Address: 660 Steamboat Road, 3rd Floor
Greenwich, CT 06830

APRICUS BIOSCIENCES, INC.

By:    /s/ Richard W. Pascoe
Name: Richard W. Pascoe
Title: Chief Executive Officer
Address: 11975 El Camino Real, Suite 300
San Diego, CA

Signature Page to Amendment No. 1 to Subscription Agreement